Exhibit 99.2

Marathon Oil Corporation

Supplemental Statistics (Unaudited)

2003

(Dollars in Millions)	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended Sept. 30	Quarter Ended Dec. 31	Year Ended Dec. 31
Income From Operations
Exploration and production
Domestic	$361	$244	$301	$249	$1,155
International	154	68	47	90	359

E&P segment income	515	312	348	339	1,514
Refining, marketing, and transportation	70	258	394	97	819
Integrated gas	2	27	(22)	(10)	(3)

Segment income	587	597	720	426	2,330
Items not allocated to segments	(40)	(71)	(62)	(73)	(246)

Income from Operations	$547	$526	$658	$353	$2,084

Capital Expenditures
Exploration and Production	$217	$297	$233	$226	$973
Refining, Marketing and Transportation	131	157	197	287	772
Integrated Gas	8	14	13	96	131
Corporate	1	1	3	11	16

Total	$357	$469	$446	$620	$1,892